UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 13, 2005

K-TRON INTERNATIONAL, INC.
(Exact Name of Registrant Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-9576 (Commission File Number)	22-1759452 (I.R.S. Employer Identification No.)

Routes 55 & 553, P.O. Box 888, Pitman, New Jersey	08071-0888
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 589-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. Director Compensation. On May 13, 2005, the Board of Directors (the “Board”) of K-Tron International, Inc. (the “Company”) approved certain changes in the compensation arrangements for the Company’s non-employee directors, effective as of May 1, 2005 for annual periods from May 1 to April 30. These changes had been recommended to the Board by its Compensation and Human Resources Committee. The compensation of the Company’s non-employee directors, as so changed, is as follows:

Each non-employee director receives an annual cash retainer of $18,000 and an annual nonqualified stock option grant to purchase 1,000 shares of the Company’s Common Stock at an option price per share equal to the last reported sale price of a share of Common Stock as quoted on the Nasdaq National Market on the date of grant, which is the date of the annual meeting of shareholders. These options are fully vested on the grant date and have a ten-year term. The Chairperson of the Audit Committee receives an additional annual cash retainer of $10,000, and each other Audit Committee member receives an additional annual cash retainer of $5,000. The Chairperson of the Compensation and Human Resources Committee receives an additional annual cash retainer of $5,000, and each other member of that Committee receives an additional annual cash retainer of $2,500. The members of the Executive Committee receive an additional annual cash retainer of $1,000. All annual retainers are paid on a quarterly basis. In addition to these annual retainers, each non-employee director receives $1,000 cash for each Board of Directors meeting which he or she attends, but there are no committee meeting fees. Directors appointed between May 1 and April 30, or who cease to be directors in that period, receive a pro-rated portion of the annual cash retainer fees described above.

2. Restricted Stock. On May 13, 2005, the Compensation and Human Resources Committee of the Board approved the grant of shares of restricted Common Stock to the executive officers of the Company in the amounts indicated below:

Name	Shares of Restricted Stock
Edward B. Cloues, II	3,000
Kevin C. Bowen	1,500
Ronald R. Remick	1,500
Donald W. Melchiorre	1,500
Lukas Guenthardt	1,500

The restricted stock awards were made under the Company’s 1996 Equity Compensation Plan, as amended (the “Plan”), and will vest on May 13, 2009 if the recipient’s employment by the Company or a subsidiary has not terminated for any reason before that date, and they are subject to acceleration in the event of a change of control prior to that date as provided in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-TRON INTERNATIONAL, INC.
(Registrant)

By: EDWARD B. CLOUES, II
Edward B. Cloues, II
Chairman of the Board and
Chief Executive Officer

Dated: May 16, 2005